Exhibit 99.2

MICT, Inc. A NEW DIRECTION FINTECH MICT (Nasdaq Capital Markets) www.mict - inc.com 1 Q4 - 20 Earnings Presentation

MIC, Inc. A NEW DIRECTION FINTECH MICT (Nasdaq Capital Markets) Safe Harbor Statements Safe harbor statement under the Private Securities Litigation Reform Act of 1995: This presentation may contain forward - looking statements that involve risks, uncertainties, and assumptions. If any such uncert ainties materialize or if any of the assumptions proves incorrect, the results of MICT, Inc. could differ materially from the results ex pressed or implied by the forward - looking statements we make. All statements other than statements of historical fact could be deemed forw ard - looking, including any projections of product or service availability, subscriber growth, earnings, revenues, or other financ ial items and any statement regarding strategies or plans of management for future operations, statements or belief, any statements concern ing new, planned, or upgraded service or technology developments and consumer contracts or use of our services. The risks and uncertainties referred to above include, but are not limited to, risks associated with developing and deliverin g n ew functionality for our service, new products and services, our new business model, our past operating losses, possible fluctio nal in our operating results and rate of growth, the outcome of any litigation, risks associated with completed and any possible mergers an d acquisitions, our relatively limited operating history, our ability to expand, retain, and motivate our employees and manage our growth, new releases of our service and successful customer deployment. Further information on potential factors that could affect t he financial results of MICT, Inc. is included in our annual report on Form 10 - K for the most recent fiscal year and in our quarterly report on Form 10 - Q of the most recent fiscal quarter. These documents and others containing important disclosures are available on the SEC Fi lings section of the Investor information of our Website. MICT, Inc. assumes no obligation and does not intend to update these forward - looking statements. 2

2020 Accomplishments 3 » Entered the fintech market through the acquisition of Global Fintech Holdings (GFH) » The Group is now focused on fintech, with the emphasis on China and Southeast Asia » GFH acquisition delivered a proprietary technology platform and a database of several million users, providing a valuable source of potential online customers for our stock - trading / wealth management and insurance businesses » Acquired an initial 9% stake in Huapei Global Securities Ltd in October 2020, with the balance acquired in February 2021, providing a licensed platform for our stock trading app and facilitating our launch » Launched our insurance platform in China in late December, ahead of schedule » Signed several key brokerage insurance partnerships prior to launch in December » Year - end cash position of $29m

Fintech: China Insurance Market 4 » China insurance penetration rate is only 4.4% versus 10% in UK and 7.3% in US » Total insurance premiums in China were $530 billion in 2017 and expected to grow to $2.36 trillion by 2032, overtaking the US » Online sales accounted for 24% of insurance premiums in 2019 » China online insurance premiums projected 41% CAGR from 2019 to 2024 Sources: CBIRC, Oliver Wyman Industry Reports , National Bureau of Statistics of China, Insurance Force , Mordor Intelligence, Swiss Re

Fintech: Insurance Business 5 » Nationwide license in China give us the ability to sell a full range of insurance products throughout mainland China » Recruited proven and experienced management team from some of China’s largest insurance companies » New agency deals and commercial partnership will assist to drive growth » Ownership of customer data provides cross - selling opportunities » Targeting existing and new commercial relationships to accelerate growth through higher - margin B2B2C and B2C channels

Fintech: Stock Trading Market 6 » China is one of the largest contributors to online securities trading, with China and Hong Kong based investors accounting for 45% of total trading volume in 2017 » China’s online retail securities market has grown significantly in recent years, from $1.8 trillion in 2012 to $12.7 trillion in 2017, expecting to reach $30.3 trillion by 2022 » Stock brokerage industry in China driven by growth in millennials (age 23 - 38) and Gen Z (age 7 - 22), which account for almost 900 million people

Fintech: Stock Trading Business 7 » Key license for stock trading obtained through Huapei acquisition, enabling clients to trade in US, Hong Kong and other global market listed companies » Receipt of regulatory approval on Feb 25, 2021 enabled acquisition of 100% of Huapei, which has recently completed. » With our proprietary platform now licensed, we have secured access to additional new data - feeds and commercial relationships, enabling us to incorporate enhanced functionality as we strive for product competitive advantage. » Extensive marketing plan created to leverage new registered users through a number of channels, including our own sizeable database » Strong balance sheet enables and provides a significant margin financing capability

Fintech: Oil and Gas Commodities 8 Market » China’s crude oil and natural gas commodities imports represented $259b and $44b respectively in 2019 MICT’s entry into the Market » Partnership agreed with Shanghai Petroleum and Natural Gas Trading Center (SPNG), who’s clients account for approximately 20% of China’s oil and gas trade » SPNG is set to partner with China’s commodity and futures exchanges » Targeting brokerage services and finance solutions to a large number of SPNG’s trading partners » Targeting launch end of Q2 2021

Micronet: Developments 9 » Secured pilot - test order for SmartCam in October 2020 and entered negotiations for substantial commercial contract with one of the worlds largest telematics service providers » In December 2020, pilot - test customer placed $0.3m follow - on order » In February 2021, secured a $1.5m follow - on order with another of the world’s largest telematics service providers » In March 2021, secured a $0.9m order from one of North America’s largest telematic service providers

Liquidity 10 » As of December 31, 2020, MICT had total cash of $29m » February 16, 2021, raised gross proceeds of $60m through direct offering » March 4, 2021, raised gross proceeds of $54m through direct offering

MICT Q4 2020 Results 11 » Total revenue in the fourth quarter of 2020 was $824,000 versus $0 in the year - ago period » Q4 - 20 revenue includes $299,000 from newly formed insurance division » Gross profit was negative $60,000 in the fourth quarter of 2020 versus $0 in the fourth quarter of 2019 » Research and development was $254,000 in the fourth quarter of 2020 versus negative $6,000 in the year - ago period » General and administrative expenses was $7.9m in the fourth quarter of 2020, up from $866,000 in the year - ago period » Total net loss in the fourth quarter of 2020 was $7.6m versus a loss of $992,000 in the prior - year period

Income Statement Results 12

2020 Non - GAAP Financial Measures 13

Income Statement Results 14

Balance Sheet 15 In 000's 12/31/20 12/31/19 Cash, cash equivalents and restricted cash 29,014$ 3,199$ Bank & other debts 884$ 1,856$ Net working capital 26,343$ 4,127$ Stockholders' Equity 65,696$ 3,244$ As of

MICT, Inc. Always in Front MICT (Nasdaq Capital Markets) www.mict - inc.com 16